EXHIBIT 23.2



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Aequitron Medical, Inc. 1995 Employee Stock Purchase Plan of our report dated June 14, 1995, with respect to the consolidated financial statements and schedule of Aequitron Medical, Inc. in its Annual Report (Form 10-K) for the year ended April 30, 1995 filed with the Securities and Exchange Commission.




                                                       /s/ Ernst & Young LLP
                                                       ERNST & YOUNG LLP



Minneapolis, Minnesota
October 25, 1995